Exhibit 99.1

Nortem to De-list From Nasdaq; Certain Trading Consequences for
Shareholders

De-Listing from Nasdaq

WIJCHEN, The Netherlands, April 1, 2005 — Nortem N.V. in Liquidation (Nasdaq: MTCH), formerly “Metron Technology N.V.”, announced today that The Nasdaq National Market (“Nasdaq”) notified Nortem that Nortem would be delisted from Nasdaq effective with the open of business on April 5, 2005.  Nortem had been scheduled to appear at an administrative hearing before a Nasdaq Listing Qualifications Panel on March 31, 2005, to determine whether Nasdaq should delist Nortem.  Nortem informed Nasdaq that it was withdrawing from the administrative hearing process.

Certain Trading Restrictions

Once Nortem ceases to be listed on Nasdaq, pursuant to Dutch law, any transfers of Nortem common shares that constitute a change in the record ownership of such shares will require a deed to that effect to be executed in front of a notary practising in The Netherlands.  In addition, shareholders should be aware that they must observe any applicable securities laws and regulations, including but not limited to, the provisions of the Netherlands Act on the Supervision of the Securities Trade 1995, if applicable, in relation to any offering of common shares of Nortem. Shareholders of Nortem are advised that they will be responsible for obtaining Dutch counsel to complete any sale or transfer of shares that constitutes a change in the record ownership of such shares or involves an offer in or from within The Netherlands once Nortem is delisted from Nasdaq.

Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements with respect to the delisting of Nortem’s common stock from The Nasdaq National Market. Words such as “expected,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. Nortem does not undertake any obligation to update forward-looking statements.

Contact:

Ellen Brook

Vice President

Stapleton Communications Inc.

(650) 470-0200